Exhibit 99.01

ACM Research Reports First Quarter 2022 Results

FREMONT, California, May 6, 2022 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its first fiscal quarter ended March 31, 2022.

“As we announced on April 7 and April 27, our results for the first quarter of 2022 were significantly impacted by the COVID-19 related restrictions in Shanghai, which limited employee access and logistics activities of our facilities in Pudong,” said Dr. David Wang, ACM’s President and Chief Executive Officer. “The lockdown impacted ACM’s ability to ship finished products to customers and the pace of our production, even with some employees continuing to work in our factories. Although restrictions are still impacting operations early in the second quarter, demand for ACM’s tools remains strong. As a result of ACM having been added to the Shanghai government’s “White List” of essential businesses, we have begun to increase the level of our operational activities.”

“We have partly offset the effects of the lockdown, as our Shanghai R&D and management teams have been working from home and our operations in other regions, including our South Korea R&D and production facilities, have remained open,” Dr. Wang continued. “With a diversified supply chain, we are hopeful that the lifting of logistics bottlenecks to and from our Shanghai facilities will allow for a timely return to normal production levels.”

Dr. Wang concluded, “Looking beyond this unprecedented lockdown, we are planning for solid growth in 2022 from our core cleaning products, the ongoing product cycle for our electrochemical plating tools, and the initial ramp of our furnace products. We are committed to gaining additional share of the $8 billion market addressed by our current products, and we remain on track to double our addressable market opportunity with the upcoming introduction of two new product categories. We will continue to invest in new product development and additional production capacity and to support ongoing tool evaluations with major semiconductor manufacturers.”

	Three Months Ended March 31,
	GAAP		Non-GAAP(1)
	2022	2021	2022	2021
	(dollars in thousands, except EPS)
Revenue	$42,186	$43,732	$42,186	$43,732
Gross margin	46.7%	41.3%	46.9%	41.4%
Income (loss) from operations	$(9,306)	$3,450	$(7,932)	$4,660
Net income (loss) attributable to ACM Research, Inc.	$(5,786)	$5,470	$(554)	$7,727
Basic EPS (2)	$(0.10)	$0.10	$(0.01)	$0.14
Diluted EPS (2)(3)	$(0.09)	$0.08	$(0.01)	$0.12
(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted EPS, also exclude unrealized loss on trading securities.

(2)	Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.

(3)	Diluted EPS includes an impact of $86,000 in the first quarter of 2022 from dilutive shares of ACM Research (Shanghai), Inc.

Outlook

The Company is maintaining its revenue guidance range of $365 million to $405 million for fiscal year 2022. This expectation assumes, among other factors, stability with respect to the global COVID-19 pandemic and US-China trade policy, and a timely return to scale of ACM’s production and shipping operations in Shanghai. The range of ACM’s 2022 outlook reflects, among other things, various spending scenarios for the production ramps of key customers, the absence of unexpected disruptions in ACM’s supply chain, and the timing of acceptances for first tools under evaluation in the field.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the first quarter of 2022 were $67 million, versus $74 million in the first quarter of 2021. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters. The lockdown resulted in ACM’s having to defer shipment of 13 tools that had been scheduled to ship during the first quarter of 2022.

•
Mass Production for 18 Chamber, 300mm Ultra C VI Single-Wafer Cleaning Tool. In April 2022, ACM announced that its 18 chamber, 300mm Ultra C VI single wafer cleaning tool had been qualified by a customer and successfully moved to mass production in ACM’s factory. First introduced to the market in the second quarter of 2020, the tool has also been qualified for mass production by a mainstream memory chip manufacturer in China.

•
Completion of 3-for-1 Stock Split Effected in Form of a Stock Dividend. In March 2022, ACM completed a 3-for-1 stock split of ACM’s Class A common stock and Class B common stock in the form of a stock dividend.

Financial Summary

Unless otherwise noted, the following figures refer to the first quarter of 2022 and comparisons are with the first quarter of 2021.

•
Revenue was $42.2 million, down 3.5%, reflecting lower revenue from single wafer wet cleaning tools, advanced packaging and other back-end processing equipment as the result ofCOVID-19 restrictions in Shanghai. Revenue from both repeat shipments and customer acceptances was negatively impacted by the Shanghai lockdown.

•
Gross margin was 46.7%, up from 41.3%. Non-GAAP gross margin, which excludes stock-based compensation, was 46.9%, up from 41.4%. Gross margin exceeded the range of 40% to 45% reflected in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses were $29.0 million, an increase of 98.6%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $27.7 million, up 106.1%.  Non-GAAP operating expenses as a percent of revenue increased to 65.7% from 30.8%. The increase in operating expenses was due primarily to higher research and development spending, including increased spending on new products and costs incurred for development tools.

•	Operating loss was $9.3 million, up from $3.5 million. Non-GAAP operating loss, which excludes the effect of stock-based compensation, was $7.9 million, up from $4.7 million.

•
Unrealized loss on trading securities was $3.9 million. The loss reflects the change in market value of the indirect investment by ACM Research (Shanghai), Inc. in STAR Market IPO shares of Semiconductor Manufacturing International Corporation (SMIC). The value is marked-to-market quarterly and is excluded from non-GAAP results.

•
Income tax benefit was $4.0 million, compared to $2.8 million. The income tax benefit for the period ending March 31, 2022 primarily resulted from the tax effect of the operating loss together with a significant increase in ACM’s effective income tax rate. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986 that became effective on January 1, 2022, the effective tax rate for 2022 has increased, primarily due to a new requirement to capitalize and amortize previously deductible research and experimental expenses. The income tax benefit for the period ended March 31, 2021 resulted from discrete tax benefits associated with stock-based compensation, and a lower effective tax rate prior to the change in Section 174.

•
Net loss attributable to ACM Research, Inc. was $5.8 million, compared to net income of $5.5 million.  Non-GAAP net loss attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.6 million, as compared to non-GAAP net income of $7.7 million.

•
Net loss per diluted share attributable to ACM Research, Inc. was $0.09, compared to net income per diluted share of $0.08.  Non-GAAP net loss per diluted share, which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.01, compared to non-GAAP net income per diluted share of $0.12.

•
Cash and cash equivalents were $380.3 million at March 31, 2022, versus $563.1 million at December 31, 2021.  Cash and cash equivalents plus short-term and long-term time deposits were $533.1 million at March 31, 2022, versus $563.1 million at December 31, 2021.

Conference Call Details

A conference call to discuss results will be held on Friday, May 6, 2022, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). Dial-in details for the call are as follows. Please reference conference ID 4392303.
	Phone Number	Toll-Free Number
United States	+1 (661) 567-1217	+1 (833) 562-0137
Hong Kong	+852 5819 4851	+852 8009 66253
Mainland China	+86 8008700169 +86 4006828609

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted EPS exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in the second, third and fourth paragraphs of this press release and under the heading “Outlook” above are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to: the extent and effect of the Shanghai COVID-19 lockdown; the demand for ACM’s tools, including specifically in fiscal year 2022; the expansion in 2022 of ACM’s product offering, production capacity and base of major customers; and the timing and ability of ACM to secure orders from new customers.  Those statement are expectations only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. ACM cannot guarantee any future results, levels of activity, performance or achievements.  ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations  regarding these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets
	March 31, 2022	December 31, 2021
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$380,311	$563,067
Short-term time deposits	74,025	-
Trading securities	25,772	29,498
Accounts receivable, less allowance for doubtful accounts of $0 as of March 31, 2022 and December 31, 2021	106,351	105,553
Income tax recoverable	1,607	1,082
Other receivables	23,602	18,979
Inventories	271,538	218,116
Prepaid expenses	21,771	16,639
Total current assets	904,977	952,934
Property, plant and equipment, net	57,680	14,042
Land use right, net	9,661	9,667
Operating lease right-of-use assets, net	4,028	4,182
Intangible assets, net	748	477
Long-term time deposits	78,750	-
Deferred tax assets	15,303	13,166
Long-term investments	12,666	12,694
Other long-term assets	3,559	45,017
Total assets	1,087,372	1,052,179
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	9,600	9,591
Current portion of long-term borrowings	2,441	2,410
Accounts payable	108,494	101,350
Advances from customers	82,036	52,824
Deferred revenue	2,699	3,180
Income taxes payable	(1,744)	254
FIN-48 payable	2,292	2,282
Other payables and accrued expenses	36,555	31,735
Current portion of operating lease liability	2,076	2,313
Total current liabilities	244,449	205,939
Long-term borrowings	22,344	22,957
Long-term operating lease liability	1,952	1,869
Deferred tax liability	1,308	1,302
Other long-term liabilities	8,545	8,447
Total liabilities	278,598	240,514
Commitments and contingencies
Stockholders’ equity:
Common stock (1) – Class A, par value $0.0001: 150,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 54,035,280 shares issued and outstanding as of March 31, 2022 and 53,608,929 shares issued and outstanding as of December 31, 2021	5	5
Common stock (1) – Class B, par value $0.0001: 5,307,816 shares authorized as of March 31, 2022 and December 31, 2021; 5,086,812 shares issued and outstanding as of March 31, 2022 and 5,087,814 shares issued and outstanding as of December 31, 2021	1	1
Additional paid in capital	597,143	595,045
Accumulated surplus	66,258	72,044
Accumulated other comprehensive income	10,979	9,109
Total ACM Research, Inc. stockholders’ equity	674,386	676,204
Non-controlling interests	134,388	135,461
Total stockholders’ equity	808,774	811,665
Total liabilities and stockholders’ equity	$1,087,372	$1,052,179

 (1) Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$42,186	$43,732
Cost of revenue	22,500	25,687
Gross profit	19,686	18,045
Operating expenses:
Sales and marketing	6,697	5,308
Research and development	17,346	5,504
General and administrative	4,949	3,783
Total operating expenses, net	28,992	14,595
Income (loss) from operations	(9,306)	3,450
Interest income	1,805	49
Interest expense	(261)	(189)
Unrealized loss on trading securities	(3,858)	(1,047)
Other income, net	237	469
Equity income (loss) in net income (loss) of affiliates	(71)	320
Income (loss) before income taxes	(11,454)	3,052
Income tax benefit	4,011	2,770
Net income (loss)	(7,443)	5,822
Less: Net income (loss) attributable to non-controlling interests	(1,657)	352
Net income (loss) attributable to ACM Research, Inc.	$(5,786)	$5,470
Comprehensive income:
Net income (loss)	(7,443)	5,822
Foreign currency translation adjustment	2,454	(1,332)
Comprehensive Income (loss)	(4,989)	4,490
Less: Comprehensive income (loss) attributable to non-controlling interests	(1,073)	(83)
Comprehensive income (loss) attributable to ACM Research, Inc.	$(3,916)	$4,573

Net income (loss) attributable to ACM Research, Inc. per common share (1):
Basic	$(0.10)	$0.10
Diluted	$(0.09)	$0.08

Weighted average common shares outstanding used in computing per share amounts (1):
Basic	58,827,390	56,360,610
Diluted	65,950,922	65,604,840

(1) Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

`	Three Months Ended March 31,
	2022	2021
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$26,033	$32,413
ECP (front-end and packaging), furnace and other technologies	12,248	5,550
Advanced packaging (excluding ECP), services & spares	3,905	5,769
Total Revenue By Product Category	$42,186	$43,732

Wet cleaning and other front-end processing tools	$31,702	$31,900
Advanced packaging, other processing tools, services and spares	10,484	11,832
Total Revenue Front-end and Back-End	$42,186	$43,732

	Three Months Ended March 31,
	2022	2021
Mainland China	$42,130	$43,696
Other Regions	56	36
	$42,186	$43,732

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude non-cash change in fair value of financial liabilities and unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:
	Three Months Ended March 31,
	2022				2021
	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)

	(In thousands)

Revenue	$42,186	$-	$-	$42,186	$43,732	$-	$-	$43,732
Cost of revenue	(22,500)	(113)	-	(22,387)	(25,687)	(71)	-	(25,616)
Gross profit	19,686	(113)	-	19,799	18,045	(71)	-	18,116
Operating expenses:
Sales and marketing	(6,697)	(354)	-	(6,343)	(5,308)	(505)	-	(4,803)
Research and development	(17,346)	(411)	-	(16,935)	(5,504)	(229)	-	(5,275)
General and administrative	(4,949)	(496)	-	(4,453)	(3,783)	(405)	-	(3,378)
Income (loss) from operations	$(9,306)	$(1,374)	$-	$(7,932)	$3,450	$(1,210)	$-	$4,660
Unrealized loss on trading securities	(3,858)	-	(3,858)	-	(1,047)	-	(1,047)	-
Net income (loss) attributable to ACM Research, Inc.	$(5,786)	$(1,374)	$(3,858)	$(554)	$5,470	$(1,210)	$(1,047)	$7,727
Basic EPS(1)	$(0.10)			$(0.01)	$0.10			$0.14
Diluted EPS(1)	$(0.09)			$(0.01)	$0.08			$0.12

(1) Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.